UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2019

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Mission Street, 14th Floor

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 500-4614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

On December 24, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of 89bio, Inc. dismissed Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network (“Deloitte Israel”) as the independent registered public accounting firm of the Company, effective immediately. On the same date, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte US”) as the Company’s new independent registered public accounting firm, effective as of such date. As a result of the Company’s internal reorganization in September 2019, which resulted in 89Bio Ltd., an Israeli private limited liability company, becoming a wholly owned subsidiary of the Company, and the move of the Company’s principal executive offices from Israel to the United States, the Audit Committee believes that utilizing an accounting firm based in the United States would better serve the Company. As described below, the change in independent registered public accounting firm is not the result of any disagreement with Deloitte Israel.

The reports of Deloitte Israel on 89Bio, Ltd.’s financial statements from inception (January 18, 2018) through December 31, 2018, and the Company’s financial statement as of inception (June 28, 2019) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report from inception January 18, 2018 through December 31, 2018 contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern as a result of recurring losses and negative cash flows.

During the fiscal year ended December 31, 2018 and the subsequent interim period through December 24, 2019, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Deloitte Israel on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Deloitte Israel would have caused Deloitte Israel to make reference thereto in their reports on the financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

The Company provided Deloitte Israel with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Deloitte Israel furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Deloitte Israel’s letter, dated December 31, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal year ended December 31, 2018 and the subsequent interim period through December 24, 2019, neither the Company, nor anyone acting on its behalf, consulted with Deloitte US regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Deloitte US did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.	The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Brightman Almagor Zohar & Co., dated December 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: December 31, 2019	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer